Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the First Quarter of 2024
----------------
San Antonio, TX, May 9, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended March 31, 2024.
“We delivered first quarter consolidated revenue of $482 million, an increase of 10.1%, or 9.3% excluding movements in foreign exchange rates, reflecting record first quarter results in our America, Airports and Europe-North segments excluding sold markets and movements in foreign exchange rates,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “The trends we saw late last year largely continued into the first quarter, including improving demand among advertisers in all regions and key verticals in our America business segment.
“We are executing on our strategic plan, which is aimed at enhancing the profitability of our business, focusing on our higher-margin U.S. markets and investing in our technology and sales resources to elevate our ability to serve a broader range of advertisers. We believe that our first quarter results indicate that we are effectively pursuing business across a greater number of channels.
“We continue to actively manage and strengthen our balance sheet as evidenced by our recent successful refinancing activities that extended our 2025 and 2026 maturities and created flexibility supporting the M&A process in Europe. We are positive about the trends we are seeing in our business and remain on track in delivering growth this year.”
Financial Highlights:
Financial highlights for the first quarter of 2024 as compared to the same period of 2023, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended March 31, 2024	% Change
Revenue:
Consolidated Revenue[2]	$481.8	10.1%
Excluding movements in FX1,2	478.1	9.3%
America Revenue	249.8	5.8%
Airports Revenue	76.9	43.0%
Europe-North Revenue	139.4	8.5%
Excluding movements in FX1	136.1	5.9%

Net Loss:
Loss from Continuing Operations	(88.7)	(4.3)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1,2]	96.7	53.6%
Excluding movements in FX1,2	96.3	53.0%
America Segment Adjusted EBITDA[3]	95.5	17.3%
Airports Segment Adjusted EBITDA[3]	19.1	204.6%
Europe-North Segment Adjusted EBITDA[3]	14.3	99.7%
Excluding movements in FX1	13.8	92.5%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Financial highlights exclude results of discontinued operations. See “Supplemental Disclosures” section herein for more information.
3Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Debt Activity:
On March 18, 2024, we issued $865.0 million aggregate principal amount of 7.875% Senior Secured Notes Due 2030 (the “CCOH 7.875% Senior Secured Notes”) and used a portion of the proceeds therefrom to prepay $835.0 million of borrowings outstanding under our Term Loan Facility. At the same time, we amended our Senior Secured Credit Agreement to, among other things, refinance the $425.0 million remaining principal balance on the Term Loan Facility and to extend its maturity date from 2026 to 2028, subject to certain conditions.
On March 22, 2024, our indirect wholly-owned subsidiary, Clear Channel International B.V. (“CCIBV”), entered into a credit agreement comprising two tranches of term loans (the “CCIBV Term Loan Facility”) totaling an aggregate principal amount of $375.0 million, which mature in 2027, and used the proceeds therefrom to redeem all of the outstanding CCIBV 6.625% Senior Secured Notes Due 2025 (the “CCIBV Senior Secured Notes”).
Please refer to the “Liquidity and Financial Position” section of this earnings release for additional details.
Guidance:
Our expectations for the second quarter of 2024 are as follows:

	Second Quarter of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$547	$572	3%	8%
America	290	300	1%	4%
Airports	82	87	15%	22%
Europe-North[1]	155	165	3%	10%
1Excludes movements in FX
2Excludes results of discontinued operations
Our expectations for the full year of 2024 have not changed from the guidance we provided in our earnings release issued on February 26, 2024, except for loss from continuing operations and Adjusted Funds from Operations (“AFFO”). Our updated expectations for the full year of 2024 are as follows:

	Full Year of 2024		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue[1,2]	$2,200	$2,260	3%	6%
America	1,135	1,165	3%	6%
Airports	345	360	11%	16%
Europe-North[1]	635	655	2%	6%
Loss from Continuing Operations[1]	(150)	(120)	(5)%	(24)%
Adjusted EBITDA[1,2,3]	550	585	3%	9%
AFFO[1,2,3]	80	105	(4)%	26%
Capital Expenditures[2]	130	150	(10)%	4%
1Excludes movements in FX
2Excludes results of discontinued operations
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Results provided herein exclude amounts related to discontinued operations for all periods presented.
Revenue:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Revenue:
America	$249,777	$236,049	5.8%
Airports	76,926	53,789	43.0%
Europe-North	139,393	128,503	8.5%
Other	15,656	19,079	(17.9)%
Consolidated Revenue	$481,752	$437,420	10.1%

Revenue excluding movements in FX1:
America	$249,777	$236,049	5.8%
Airports	76,926	53,789	43.0%
Europe-North	136,086	128,503	5.9%
Other	15,266	19,079	(20.0)%
Consolidated Revenue excluding movements in FX	$478,055	$437,420	9.3%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the first quarter of 2024, as compared to the same period of 2023:
America: Revenue up 5.8%:
•Revenue up in all regions
•Higher billboards revenue driven by increased demand and digital deployments; growth in both print and digital
•Digital revenue up 7.9% to $84.2 million from $78.0 million
•National sales comprised 34.5% of America revenue, compared to 33.1% in the prior year
Airports: Revenue up 43.0%:
•Strong demand across portfolio
•Digital revenue up 44.1% to $42.6 million from $29.6 million
•National sales comprised 55.2% of Airports revenue, compared to 60.1% in the prior year
Europe-North: Revenue up 8.5%; excluding movements in FX, up 5.9%:
•Higher revenue in the U.K., Sweden and Belgium, mainly due to increased demand and digital deployments; partially offset by loss of transit contract in Norway
•Digital revenue up 12.5% to $73.5 million from $65.3 million; digital revenue, excluding movements in FX, up 9.1% to $71.3 million
Other: Revenue down 17.9%; excluding movements in FX, down 20.0%:
•Loss of contract in Singapore; partially offset by higher revenue in Latin America

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Direct operating and SG&A expenses:
America	$154,684	$154,698	—%
Airports	57,940	47,525	21.9%
Europe-North	124,264	121,565	2.2%
Other	16,617	18,710	(11.2)%
Consolidated Direct operating and SG&A expenses[2]	$353,505	$342,498	3.2%

Direct operating and SG&A expenses excluding movements in FX3:
America	$154,684	$154,698	—%
Airports	57,940	47,525	21.9%
Europe-North	121,488	121,565	(0.1)%
Other	16,404	18,710	(12.3)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$350,516	$342,498	2.3%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Includes restructuring and other costs of $0.8 million and $0.2 million during the three months ended March 31, 2024 and 2023, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the first quarter of 2024, as compared to the same period of 2023:
America: Direct operating and SG&A expenses flat:
•Higher compensation costs largely driven by increased headcount and pay increases
•Offset by lower credit loss expense driven by improved collections and specific reserves recorded in the prior year
•Site lease expense down 0.2% to $82.8 million from $83.0 million driven by the renegotiation of an existing contract
Airports: Direct operating and SG&A expenses up 21.9%:
•Site lease expense up 21.4% to $44.0 million from $36.3 million driven by higher revenue
•Higher compensation costs largely driven by higher sales commissions
Europe-North: Direct operating and SG&A expenses up 2.2%; excluding movements in FX, down 0.1%:
•Site lease expense down 4.1% to $54.4 million from $56.7 million; site lease expense, excluding movements in FX, down 5.8% to $53.4 million driven by contract loss in Norway
•Offset by higher compensation costs
Other: Direct operating and SG&A expenses down 11.2%; excluding movements in FX, down 12.3%:
•Lower costs driven by loss of contract in Singapore
•Partially offset by higher site lease expense in Latin America

Corporate Expenses1:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Corporate expenses[2]	$40,126	$36,180	10.9%
Corporate expenses excluding movements in FX3	39,791	36,180	10.0%
1Certain costs that were historically allocated to the Company’s Europe-South segment and reported within SG&A expenses, totaling $1.9 million during the three months ended March 31, 2023, have been deemed to be costs of continuing operations and are now reported within corporate expenses for all periods presented.
2Includes restructuring and other costs (reversals) of $2.5 million and $(0.1) million during the three months ended March 31, 2024 and 2023, respectively.
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the first quarter of 2024, as compared to the same period of 2023, up 10.9%; excluding movements in FX, up 10.0%:
•Higher employee compensation costs, including share-based compensation
•Higher restructuring and other costs
Loss from Continuing Operations:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Loss from continuing operations	$(88,663)	$(92,605)	(4.3)%
Adjusted EBITDA1:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Segment Adjusted EBITDA[2]:
America	$95,464	$81,365	17.3%
Airports	19,082	6,264	204.6%
Europe-North	14,325	7,172	99.7%
Other	200	369	(45.8)%
Total Segment Adjusted EBITDA	129,071	95,170	35.6%
Adjusted Corporate expenses[1,3]	(32,365)	(32,204)	0.5%
Adjusted EBITDA[1]	$96,706	$62,966	53.6%

Segment Adjusted EBITDA excluding movements in FX1:
America	$95,464	$81,365	17.3%
Airports	19,082	6,264	204.6%
Europe-North	13,806	7,172	92.5%
Other	29	369	(92.1)%
Total Segment Adjusted EBITDA	128,381	95,170	34.9%
Adjusted Corporate expenses excluding movements in FX1,3	(32,054)	(32,204)	(0.5)%
Adjusted EBITDA excluding movements in FX1	$96,327	$62,966	53.0%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
3Certain costs that were historically included in Segment Adjusted EBITDA for the Europe-South segment have been deemed to be costs of continuing operations and have been reclassified to Adjusted Corporate expenses for all periods presented.

AFFO1:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
AFFO[1]	$(16,324)	$(43,660)	62.6%
AFFO excluding movements in FX1	(16,784)	(43,660)	61.6%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
America	$8,823	$16,808	(47.5)%
Airports	1,639	4,751	(65.5)%
Europe-North	9,360	7,066	32.5%
Other	1,358	1,921	(29.3)%
Corporate	2,855	2,830	0.9%
Consolidated capital expenditures	$24,035	$33,376	(28.0)%
Markets and Displays:
As of March 31, 2024, we operated more than 310,000 print and digital out-of-home advertising displays in 19 countries as part of our continuing operations, with the majority of our revenue generated by operations in the U.S. and Europe. As of March 31, 2024, we had presence in 83 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets, and in 12 countries throughout Europe, excluding markets that are considered discontinued operations.

	Number of digital displays added (removed), net, in first quarter	Total number of displays as of March 31, 2024
		Digital	Printed	Total
America[1]:
Billboards[2]	23	1,854	33,410	35,264
Other displays[3]	5	611	13,669	14,280
Airports[4]	(16)	2,437	10,337	12,774
Europe-North	348	15,604	227,370	242,974
Other[5]	(160)	1,063	3,851	4,914
Total displays	200	21,569	288,637	310,206
1As of March 31, 2024, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of March 31, 2024, our Airports segment had displays across nearly 200 commercial and private airports in the U.S. and the Caribbean.
5The decrease in Other displays was driven by the loss of a contract in Singapore.
Clear Channel International B.V.
CCIBV, an indirect wholly-owned subsidiary of the Company and the borrower under the CCIBV Term Loan Facility, includes the operations of our Europe-North and Europe-South segments, as well as Singapore, which is included in “Other.” The financial results of Singapore have historically been immaterial to the results of CCIBV, and revenue and expenses for this business were further reduced in the first quarter of 2024 due to the loss of a contract.

As the current and former businesses in the Europe-South segment are considered discontinued operations, results of these businesses are reported as a separate component of Consolidated net income (loss) in the CCIBV Consolidated Statements of Income (Loss) for all periods presented and are excluded from the discussion below.
CCIBV results from continuing operations for the first quarter of 2024 as compared to the same period of 2023 are as follows:
•CCIBV revenue increased 3.8% to $139.5 million from $134.4 million. Excluding the $3.3 million impact of movements in FX, CCIBV revenue increased 1.4% as higher revenue from our Europe-North segment, as described in the above “Results” section of this earnings release, was partially offset by the loss of a contract in Singapore.
•CCIBV operating loss was $6.5 million compared to $18.1 million in the same period of 2023.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of March 31, 2024, we had $193.2 million of cash on our balance sheet, including $59.3 million of cash held outside the U.S. (excludes cash held by our business in Spain, which is a discontinued operation).
The following table summarizes our cash flows for the three months ended March 31, 2024 on a consolidated basis, including both continuing and discontinued operations:

(In thousands)	Three Months Ended March 31, 2024
Net cash used for operating activities	$(34,818)
Net cash used for investing activities[1]	(27,331)
Net cash provided by financing activities	5,279
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(760)
Net decrease in cash, cash equivalents and restricted cash	$(57,630)

Cash paid for interest	$127,140
Cash paid for income taxes, net of refunds	$6,075
1Includes capital expenditures for discontinued operations of $2.2 million.
Debt:
In March 2024, we issued $865.0 million aggregate principal amount of CCOH 7.875% Senior Secured Notes, which mature in April 2030, and used a portion of the proceeds therefrom to prepay $835.0 million of borrowings outstanding under the Term Loan Facility. At the same time, we entered into an amendment to the Senior Secured Credit Agreement to, among other things, refinance the $425.0 million remaining principal balance on the Term Loan Facility and to extend its maturity date from August 2026 to August 2028, subject to certain conditions. The new refinanced term loans were issued at a 1% discount, and we used the proceeds therefrom, along with the remaining proceeds from the CCOH 7.875% Senior Secured Notes issuance and cash on hand, to pay off the original term loans, to pay $14.9 million of accrued interest on the prepaid and refinanced Term Loan principal, and to pay $12.5 million of fees and expenses related to these transactions. At March 31, 2024, we accrued an additional $2.7 million of unpaid fees and expenses related to these transactions, which we expect to pay in the second quarter of 2024.
In March 2024, CCIBV entered into the CCIBV Term Loan Facility totaling an aggregate principal amount of $375.0 million, which matures in April 2027. The CCIBV Term Loan Facility, which was issued at 1% discount, is comprised of two tranches of term loans: fixed rate term loans in an aggregate principal amount of $300.0 million that bear interest at 7.5% per annum, and floating rate term loans in an aggregate principal amount of $75.0 million that bear interest equal to Term SOFR plus 2.25% per annum (subject to a floor rate of 5.25% per annum). We used the proceeds from the CCIBV Term Loan Facility, along with cash on hand, to redeem all of the outstanding $375.0 million aggregate principal amount of CCIBV Senior Secured Notes, which were scheduled to mature in August 2025, and to pay $11.8 million of accrued interest related thereto and $3.9 million of related transaction fees and expenses. At March 31, 2024, we accrued an additional $1.9 million of unpaid fees and expenses related to this transaction, which we expect to pay in the second quarter of 2024.
After giving effect to these debt transactions, we anticipate having cash interest payment obligations of approximately $309 million during the remainder of the year, including the first semi-annual interest payment on the CCOH 7.875% Senior Secured Notes in October, and $425 million in 2025, assuming that we do not refinance or incur additional debt.

Our next debt maturities are in 2027 when the $1.25 billion aggregate principal amount of 5.125% Senior Secured Notes Due 2027 and the $375.0 million principal amount outstanding under the CCIBV Term Loan Facility become due.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.
TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended March 31,
	2024	2023
Revenue	$481,752	$437,420
Operating expenses:
Direct operating expenses[1]	260,837	252,603
Selling, general and administrative expenses[1]	92,668	89,895
Corporate expenses[1]	40,126	36,180
Depreciation and amortization	54,290	64,208
Other operating expense, net	1,439	3,920
Operating income (loss)	32,392	(9,386)
Interest expense, net	(107,655)	(102,500)
Loss on extinguishment of debt	(4,787)	—
Other income (expense), net[2]	(8,346)	8,780
Loss from continuing operations before income taxes	(88,396)	(103,106)
Income tax benefit (expense) attributable to continuing operations	(267)	10,501
Loss from continuing operations	(88,663)	(92,605)
Income (loss) from discontinued operations[3]	(420)	57,183
Consolidated net loss	(89,083)	(35,422)
Less: Net income (loss) attributable to noncontrolling interests	584	(510)
Net loss attributable to the Company	$(89,667)	$(34,912)
1Excludes depreciation and amortization.
2Other expense, net, for the three months ended March 31, 2024 includes $11.8 million of debt modification expense related to the debt transactions the Company completed in March 2024.
3Loss from discontinued operations for the three months ended March 31, 2024 reflects the net loss generated during the period by operations in Spain. Income from discontinued operations for the three months ended March 31, 2023 was driven by a gain of $96.4 million from the sale of our former business in Switzerland, partially offset by the income tax expense related to such sale and net loss collectively generated during the period by operations in France, Italy, Spain and Switzerland.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended March 31,
	2024	2023
Weighted average common shares outstanding – Basic and Diluted	483,720	478,501

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$193,236	$251,652
Total current assets[1]	818,693	957,401
Net property, plant and equipment	647,293	666,344
Total assets[1]	4,559,443	4,722,475
Current liabilities (excluding current portion of long-term debt)[2]	795,409	883,116
Long-term debt (including current portion of long-term debt)	5,652,102	5,631,903
Stockholders’ deficit	(3,546,492)	(3,450,743)
1Total current assets and total assets include assets of discontinued operations of $128.5 million and $131.3 million at March 31, 2024 and December 31, 2023, respectively.
2Current liabilities includes liabilities of discontinued operations of $64.9 million and $68.8 million at March 31, 2024 and December 31, 2023, respectively.
TABLE 3 - Total Debt:

(In thousands)	March 31, 2024	December 31, 2023
Debt:
Term Loan Facility Due 2028[1]	$425,000	$1,260,000
Revolving Credit Facility Due 2026[2]	—	—
Receivables-Based Credit Facility Due 2026[3]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes Due 2028	750,000	750,000
Clear Channel Outdoor Holdings 7.875% Senior Secured Notes Due 2030[1]	865,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes Due 2028	995,000	995,000
Clear Channel Outdoor Holdings 7.500% Senior Notes Due 2029	1,040,000	1,040,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025[4]	—	375,000
Clear Channel International B.V. Term Loan Facility Due 2027[4]	375,000	—
Finance leases	4,093	4,202
Original issue discount	(9,060)	(2,690)
Long-term debt fees	(42,931)	(39,609)
Total debt	5,652,102	5,631,903
Less: Cash and cash equivalents	(193,236)	(251,652)
Net debt	$5,458,866	$5,380,251
1On March 18, 2024, we issued $865.0 million aggregate principal amount of CCOH 7.875% Senior Secured Notes and used a portion of the proceeds therefrom to prepay $835.0 million of borrowings outstanding under our Term Loan Facility. At the same time, we amended our Senior Secured Credit Agreement to, among other things, refinance the $425.0 million remaining principal balance on the Term Loan Facility and to extend its maturity date from 2026 to 2028, subject to certain conditions.
2As of March 31, 2024, we had $43.2 million of letters of credit outstanding and $106.8 million of excess availability under the Revolving Credit Facility.
3As of March 31, 2024, we had $48.9 million of letters of credit outstanding and $89.2 million of excess availability under the Receivables-Based Credit Facility.
4On March 22, 2024, CCIBV entered into the CCIBV Term Loan Facility, totaling an aggregate principal amount of $375.0 million, and used the proceeds therefrom to redeem all of the outstanding $375.0 million aggregate principal amount of CCIBV Senior Secured Notes.

Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in Spain, and prior to their sales on March 31, 2023, May 31, 2023 and October 31, 2023, respectively, also consisted of operations in Switzerland, Italy and France. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.” The Company’s Europe-South segment met the criteria to be reported as discontinued operations during the third quarter of 2023. As such, results of this segment are excluded from this earnings release, which only reflects continuing operations, for all periods presented.
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; all non-operating expenses (income), including other expense (income), loss (gain) on extinguishment of debt and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests. The Company defines AFFO as FFO excluding discontinued operations and before the following adjustments for continuing operations: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss on extinguishment of debt and debt modification expense; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.

The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands)	2024	2023
Loss from continuing operations	$(88,663)	$(92,605)
Adjustments:
Income tax (benefit) expense attributable to continuing operations	267	(10,501)
Other (income) expense, net	8,346	(8,780)
Loss on extinguishment of debt	4,787	—
Interest expense, net	107,655	102,500
Other operating expense, net	1,439	3,920
Depreciation and amortization	54,290	64,208
Share-based compensation	5,277	4,031
Restructuring and other costs	3,308	193
Adjusted EBITDA	$96,706	$62,966

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended March 31,
(in thousands)	2024	2023
Corporate expenses	$(40,126)	$(36,180)
Share-based compensation	5,277	4,031
Restructuring and other costs (reversals)	2,484	(55)
Adjusted Corporate expenses	$(32,365)	$(32,204)
Reconciliation of Consolidated Net Loss to FFO and AFFO

	Three Months Ended March 31,
(in thousands)	2024	2023
Consolidated net loss	$(89,083)	$(35,422)
Depreciation and amortization of real estate	46,806	64,754
Net gain on disposition of real estate (excludes condemnation proceeds)[1]	(5,588)	(94,231)
Adjustment for unconsolidated affiliates and non-controlling interests	(1,198)	129
Funds From Operations (FFO)	(49,063)	(64,770)
Less: FFO from discontinued operations	(335)	(34,204)
FFO from continuing operations	(48,728)	(30,566)
Capital expenditures–maintenance	(6,940)	(9,224)
Straight-line rent effect	(1,275)	997
Depreciation and amortization of non-real estate	7,484	7,191
Loss on extinguishment of debt and debt modification expense	16,610	—
Amortization of deferred financing costs and discounts	2,902	2,887
Share-based compensation	5,277	4,031
Deferred taxes	66	(11,389)
Restructuring and other costs	3,308	193
Transaction costs	6,174	526
Foreign exchange transaction gain	(3,817)	(8,839)
Other items	2,615	533
Adjusted Funds From Operations (AFFO)	$(16,324)	$(43,660)
1Net gain on disposition of real estate for the three months ended March 31, 2023 includes a gain of $96.4 million from the sale of our former business in Switzerland.

Reconciliation of Loss from Continuing Operations Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(150)	$(120)
Adjustments:
Income tax expense attributable to continuing operations	4	4
Other expense, net	6	6
Loss on extinguishment of debt	5	5
Interest expense, net	424	429
Other operating expense, net	17	17
Depreciation and amortization	215	215
Share-based compensation	24	24
Restructuring and other costs	5	5
Adjusted EBITDA	$550	$585
1Guidance excludes movements in FX
Reconciliation of Loss from Continuing Operations Guidance1 to AFFO Guidance1

	Full Year of 2024
(in millions)	Low	High
Loss from continuing operations	$(150)	$(120)
Depreciation and amortization of real estate	184	184
Net gain on disposition of real estate (excludes condemnation proceeds)	(1)	(1)
Adjustment for unconsolidated affiliates and non-controlling interests	(6)	(6)
FFO from continuing operations	27	57
Capital expenditures–maintenance	(42)	(47)
Straight-line rent effect	(8)	(8)
Depreciation and amortization of non-real estate	31	31
Loss on extinguishment of debt and debt modification expense	17	17
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	24	24
Deferred taxes	(7)	(7)
Restructuring and other costs	5	5
Foreign exchange transaction gain	(4)	(4)
Other items	25	25
Adjusted Funds From Operations (AFFO)	$80	$105
1Guidance excludes movements in FX.
Conference Call
The Company will host a conference call to discuss these results on May 9, 2024 at 8:30 a.m. Eastern Time. The conference call number is 866-424-3432 (U.S. callers) or +1 215-268-9862 (international callers). A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). A replay of the webcast will be available after the live conference call on the “Events and Presentations” section of the Company’s investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about the timing, closing, satisfaction of closing conditions, use of proceeds and benefits of the sales of our European businesses; expectations about certain markets; the conduct of, and expectations about, international business sales processes; industry and market trends; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; regulations and consumer concerns regarding privacy, digital services, data protection and the use of artificial intelligence; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies, regulations and disclosure standards; the impact of the processes to sell our businesses comprising our Europe-North segment and our businesses in Latin America; the impact of the recent dispositions or agreements to dispose of the businesses in our Europe-South segment and the potential dispositions of our other international businesses, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators, municipalities, activists and other stakeholders; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.